EXHIBIT 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

January 13, 2023

Guided Therapeutics, Inc.

5835 Peachtree Corners East, Suite B

Norcross, Georgia 30092

Re:	Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Guided Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to 61,500,334 shares (the “Resale Shares”) of the Company’s common stock, par value $0.00001 per share (the “Shares”), consisting of (i) 6,636,540 shares of common stock (the “September Private Placement Shares”) sold in the September 1, 2022 private placement (the “September Private Placement – 1st tranche”), (ii) 6,636,540 shares of common stock issuable upon exercise of the warrants (the “September $0.50 Warrants – 1st tranche”) originally issued by the Company during the September Private Placement, (iii) 6,636,540 shares of common stock issuable upon exercise of the warrants (the “September $0.65 Warrants – 1st tranche”) originally issued by the Company in the September Private Placement, (iv) 75,000 shares of common stock (the “October Private Placement Shares”, collectively, with the September Private Placement Shares, the “Private Placement Shares”) sold in the October 18, 2022 private placement (the “September Private Placement – 2nd tranche”, collectively, with the September Private Placement – 1st tranche, the “September Private Placement”), (v) 75,000 shares of common stock issuable upon exercise of the warrants (the “September $0.50 Warrants – 2nd tranche”, collectively, with the September $0.50 Warrants – 1st tranche, the “September $0.50 Warrants”) originally issued by the Company during the September Private Placement, (vi) 75,000 shares of common stock issuable upon exercise of the warrants (the “September $0.65 Warrants – 2nd tranche”, collectively, with the September $0.65 Warrants – 1st tranche, the “September $0.65 Warrants”) originally issued by the Company in the September Private Placement, (vii) 3,900,000 shares of common stock (the “Exchange Shares”) issued pursuant to the Exchange Agreement by and between us and Auctus Funds, LLC (the “Exchange Agreement”) exchanging debt for equity, (viii) 3,900,000 shares of common stock (the “Exchange $0.50 Warrant Shares”) issuable upon exercise of the warrants originally issued by the Company under the Exchange Agreement (the “$0.50 Exchange Warrants”), and (ix) 3,900,000 shares of common stock (the “Exchange $0.65 Warrant Shares”, collectively, with the Exchange $0.50 Warrant Shares, the “Exchange Warrant Shares”) issuable upon exercise of the warrants originally issued by the Company under the Exchange Agreement (the “$0.65 Exchange Warrants”), (x) 730,856 shares of common stock (the “Series D Accrued Shares”) issued and accrued for future dividend payments due on Series D Preferred Stock (the “Series D Preferred Stock”), (xi) 1,441,664 shares of common stock (the “Series E Accrued Shares”) issued and accrued for future dividend payments due on Series E Preferred Stock (the “Series E Preferred Stock”), (xii) 5,704,000 shares of common stock (the “Series F Shares”) issuable upon conversion of Series F Preferred Stock (the “Series F Preferred Stock”), (xiii) 1,372,533 shares of common stock (the “Series F Accrued Shares”) issued and accrued for future dividend payments due on Series F Preferred Stock, (xiv) 12,948,000 shares of common stock (the “Series F-2 Shares”) issuable upon conversion of Series F-2 Preferred Stock (the “Series F-2 Preferred Stock”), (xv) 965,074 shares of common stock (the “Series F-2 Accrued Shares”) issued and accrued for future dividend payments due on Series F-2 Preferred Stock, (xvi) 2,260,000 shares of common stock (the “10% Senior Convertible Debenture Shares”) issuable upon conversion of 10% Senior Convertible Debenture (the “10% Senior Convertible Debentures”), (xvii) 1,179,687 shares of common stock issued and accrued for interest payments on 10% Senior Convertible Debenture (the “10% Senior Convertible Debenture Accrued Shares”), (xviii) 1,130,000 shares of common stock issuable upon exercise of certain warrants issued in connection with the 10% Senior Convertible Debenture (the “10% Senior Convertible Debenture Warrants”) (xix) 63,600 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company (the “$0.80 Financing Warrants”), (xx) 557,750 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company (the “$0.50 Financing Warrants”), (xxi) 562,550 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain financing obtained by the Company (the “$0.25 Financing Warrants”) and (xxii) 750,000 shares of common stock issuable upon exercise of certain warrants issued pursuant to certain consulting agreements (the “$0.25 Consulting Warrants”), as described in further detail in the prospectus. The September $0.50 Warrants, the September $0.65 Warrants, the $0.50 Exchange Warrants, the $0.65 Exchange Warrants the 10% Senior Convertible Debenture Warrants, the $0.80 Financing Warrants, the $0.50 Financing Warrants, the $0.25 Financing Warrants and the $0.25 Consulting Warrants are referred herein as the “Cumulative Warrants.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

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We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Cumulative Warrants; (iv) the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-2 Preferred Stock; (v) the 10% Senior Convertible Debentures; and (vi) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (1) the Private Placement Shares, Exchange Shares, Series D Accrued Shares, Series E Accrued Shares, Series F Accrued Shares, Series F-2 Accrued Shares and the 10% Convertible Debenture Accrued Shares were duly and validly issued, fully paid and non-assessable, (2) that upon conversion of the Series F Preferred Stock and Series F-2 Preferred Stock, the Series F Shares and Series F-2 Shares will be duly and validly issued, fully paid and non-assessable, (3) that upon conversion of the 10% Senior Convertible Debentures, the 10% Senior Convertible Debenture Shares will be duly and validly issued, fully paid and non-assessable, and (4) upon due exercise of the Cumulative Warrants in accordance with the terms thereof, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Cumulative Warrants, the Shares issuable upon exercise of the Cumulative Warrants will be duly and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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